EXHIBIT 99.1

Myriad Pharmaceuticals Acquires Novel HIV Drug, Bevirimat

- Bevirimat, a first-in-class maturation inhibitor, represents a new class of HIV drugs -

Salt Lake City, (January 21, 2009) – Myriad Pharmaceuticals, Inc., today announced that it has acquired all rights to Bevirimat from Panacos Pharmaceuticals, Inc. (NASDAQ: PANC) for an upfront payment of $7M.

The upfront payment represents the total payment for Bevirimat and will be expensed by Myriad Genetics, Inc. (NASDAQ: MYGN), the parent company of Myriad Pharmaceuticals, during its third fiscal quarter ending March 31, 2009. Myriad Pharmaceuticals has no future milestone or royalty obligations to Panacos. The assets include all patents and patent applications related to the compound, all product inventories, ownership of all clinical data and all rights to regulatory filings. Myriad will assume control of all clinical and commercial development going forward.

“Based on the progress that Panacos has made with Bevirimat and the results to date, Myriad Pharmaceuticals believes that Bevirimat has great potential for the treatment of patients infected with HIV,” said Adrian Hobden Ph.D., President of Myriad Pharmaceuticals, Inc. “We will work diligently to advance this compound through clinical development so that it can become a valuable addition to the drugs currently available to treat this terrible disease.”

About Bevirimat

Bevirimat has demonstrated potent activity against a broad range of HIV strains, and laboratory studies have shown Bevirimat to be an inhibitor of HIV isolates that are resistant to currently approved HIV drugs. Nearly 650 subjects, including over 100 HIV-infected patients, have been studied in clinical trials. Results from these trials have shown Bevirimat to be well tolerated and have demonstrated significant and clinically relevant reductions in viral load in a subset of HIV-infected patients. Epidemiology data show that this subset represents a majority of HIV infected patients. Bevirimat is currently in Phase 2b clinical studies using a new tablet formulation that has an oral bioavailability and pharmacokinetic profile comparable to the previous solution formulation.

Myriad Pharmaceuticals, Inc.

Myriad Pharmaceuticals, Inc., is currently a wholly owned subsidiary of Myriad Genetics, Inc. (NASDAQ:MYGN). Myriad Pharmaceuticals anticipates becoming an independent, publically-traded company by the end of the second calendar quarter of 2009.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s belief that bevirimat has great potential for the treatment of patients infected with HIV; the Company’s efforts to diligently advance this compound through clinical development so that it can become a valuable addition to the drugs currently available to treat this terrible disease; and the Company’s anticipation of becoming an independent, publically-traded company by the end of the second calendar quarter of 2009. These forward looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to, the fact that analyses are currently ongoing regarding whether the spin-off transaction can be effected on a tax-free basis to the Company and its shareholders, and there can be no guarantee that the transaction will not be taxable, as well as the factors discussed under the heading “Risk Factors” contained in Item 1A in our Annual Report on Form 10-K for the year ended June 30, 2008, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

Contact:

Patrick M. Burke

VP, Corporate and Business Development

(801) 584-3600

email: pmburke@myriad.com